UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 30, 2006

Limited Brands, Inc.
(Exact Name of Registrant
as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-8344 (Commission File Number)	31-1029810 (IRS Employer Identification No.)

Three Limited Parkway Columbus, OH (Address of Principal Executive Offices)	43230 (Zip Code)

Registrant’s telephone number, including area code: (614) 415-7000

Not Applicable (Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

      Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

            (b)       Departure of Principal Financial Officer

      On January 30, 2006, V. Ann Hailey announced her intention to resign as Executive Vice President and Chief Financial Officer of Limited Brands Inc. (“Limited Brands” or the “Company”), effective as of April 28, 2006. At that time, Ms. Hailey will be appointed Executive Vice President, Corporate Development of the Company. Ms. Hailey’s existing contract of employment, which has been disclosed previously in the Company’s public filings, will not change as a result of the new appointment.

            (c)       Appointment of Principal Financial Officer

      The Company anticipates appointing a new Chief Financial Officer no later than April 28, 2006. However, if a successor is not appointed by that date, Mr. Martyn Redgrave, the Company’s Chief Administrative Officer, will serve as the Company’s Chief Financial Officer and principal financial and accounting officer, effective April 28, 2006, until such time as a new Chief Financial Officer is appointed. Information concerning Mr. Redgrave has been disclosed previously in the Company’s public filings. The terms of Mr. Redgrave’s employment with the Company will not change as a result of his assuming the role of Chief Financial Officer.

      A copy of Limited Brands’ press release dated February 1, 2006, announcing the resignation of Ms. Hailey as Chief Financial Officer and the appointment of Mr. Redgrave as Chief Financial Officer, if necessary, is attached hereto as Exhibit 99.1 and incorporated by reference.

Section 9 - Financial Statements and Exhibits

      Item 9.01       Financial Statements and Exhibits

            (d)       Exhibits

99.1	Press Release of Limited Brands dated February 1, 2006, announcing the resignation of Ms. Hailey as Executive Vice-President and Chief Financial Officer and the appointment of Mr. Redgrave as Chief Financial Officer, if necessary, effective April 28, 2006.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIMITED BRANDS, INC.

Date: February 2, 2006	By:	/s/ Douglas L. Williams

Name: Douglas L. Williams
Title: Senior Vice President and General Counsel